Exhibit 10.15

Aprea Therapeutics, Inc. 535 Boylston St. Boston, MA 02116

May 16, 2022

RE: Post-Transaction Employment

Dear Gregory Korbel,

As a critical team member and as an inducement for your to remain employed with Aprea Therapeutics, Inc. (the “Company”) following the consummation of the transactions pursuant to that certain Agreement and Plan of Merger, dated as of May 16, 2022, by and among the Company, ATR Merger Sub I Inc., a Delaware corporation and wholly owned Subsidiary of the Company, ATR Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of the Company, and Atrin Pharmaceuticals Inc., a Delaware corporation (the “Merger Agreement”). If your employment is terminated by the Company without “cause” or by your due to “good reason” (each as defined in your Employment Agreement with the Company, dated as of July 15, 2016 (the “Employment Agreement”)) on or prior to the one-year anniversary of the date of the Merger Agreement, you will be eligible to receive severance and benefits continuation under the Employment Agreement based on 12-months of severance. Except as modified herein, your Employment Agreement remains in effect.

[Signature Page Follows.]

Sincerely,

APREA THERAPEUTICS, INC.

By: /s/ Christian S. Schade

Name: Christian S. Schade

Title: Chief Executive Officer

Accepted and Agreed to By:

/s/ Gregory A. Korbel  May 16, 2022

Gregory A. KorbelDate

[Signature Page - Post-Transaction Employment]